EXHIBIT 99.1

News Release
Tanger Reports Fourth Quarter and Full Year 2022 Results and Introduces 2023 Guidance
Drives Positive Blended Rent Spreads of 10.1%
Grows Occupancy by 170 Basis Points
Executes 50% Higher Leasing Volume

Greensboro, NC, February 21, 2023, Tanger Factory Outlet Centers, Inc. (NYSE:SKT), a leading owner and operator of upscale open-air outlet centers, today reported financial results and operating metrics for the three months and year ended December 31, 2022.

“I am pleased to report another quarter of strong results led by robust NOI growth,” said Stephen Yalof, President and Chief Executive Officer. “Leasing momentum continues to accelerate as we grew our occupancy 170 basis points year over year. Rent spreads exceeded 10% for comparable leases executed in 2022, marking our seventh-consecutive quarter of improvement. Traffic remained steady and total gross sales were in line with last year’s levels in spite of a far more promotional retail environment this holiday selling season. We have entered into 2023 with an attractive growth outlook along with a well-positioned balance sheet and cash flows to execute on our strategy. We continue to elevate our tenancy, diversify our portfolio, grow incremental revenue sources and look forward to opening our 37th center in Nashville this fall.”

Fourth Quarter Results

•Net income available to common shareholders was $0.17 per share, or $18.1 million, compared to $0.12 per share, or $13.0 million, for the 2021 period. The 2022 period includes a $0.03 per share, or $3.2 million, gain on the sale of a non-core outlet center located in Blowing Rock, North Carolina. The 2021 period included a non-cash impairment charge of $0.06 per share, or $7.0 million, related to the Mashantucket (Foxwoods), Connecticut asset.
•Funds From Operations (“FFO”) available to common shareholders was $0.47 per share, or $51.6 million, compared to $0.45 per share, or $49.7 million, for the 2021 period.
•Core Funds From Operations (“Core FFO”) available to common shareholders was $0.47 per share, or $51.8 million, compared to $0.45 per share, or $49.6 million, for the 2021 period. Core FFO in the fourth quarter of 2021 excluded a casualty gain associated with insurance proceeds of $0.01 per share, or $1.0 million, which was offset by general and administrative expense of $0.01 per share, or $0.9 million, related to certain executive severance costs. The Company does not consider these items to be indicative of its ongoing operating performance.

Full Year Results

•Net income available to common shareholders was $0.77 per share, or $81.2 million, compared to $0.08 per share, or $8.3 million, for 2021. Net income available to common shareholders for 2022 includes the gain on the sale of an outlet center discussed above. Net income available to common shareholders for 2021 included losses on the early extinguishment of debt totaling $0.47 per share, or $47.9 million, and the impairment charge discussed above.
•FFO available to common shareholders was $1.83 per share, or $201.5 million, compared to $1.29 per share, or $138.1 million, for 2021.
•Core FFO available to common shareholders was $1.83 per share, or $201.8 million, compared to $1.76 per share, or $188.4 million, for 2021. Core FFO for 2022 excludes $0.02 per share, or $2.4 million, related to certain executive severance costs, offset by a gain on sale of the corporate aircraft of $0.02 per share, or $2.4 million. Core FFO for 2021 excluded the losses on the early extinguishment of debt, the casualty gain discussed above and general and administrative expense of $0.03 per share, or $3.6 million, for compensation costs related to a voluntary retirement plan and other executive severance costs. The Company does not consider these items indicative of its ongoing operating performance.

FFO and Core FFO are widely accepted supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies. Complete reconciliations containing adjustments from GAAP net income to FFO and Core FFO, if applicable, are included in this release. Per share amounts for net income, FFO and Core FFO are on a diluted basis.

Operating Metrics

Key portfolio results for the total portfolio, including the Company’s pro rata share of unconsolidated joint ventures, were as follows:

•Occupancy was 97.0% on December 31, 2022, compared to 96.5% on September 30, 2022 and 95.3% on December 31, 2021
•Same center net operating income (“Same Center NOI”) increased 5.1% to $86.5 million for the fourth quarter of 2022 from $82.2 million for the fourth quarter of 2021 and increased 5.5% to $325.7 million for 2022 from $308.7 million for 2021, driven by growth in occupancy and rental rates in 2022. Same Center NOI for 2022 benefited from the net reversal of revenue reserves (excluding straight-line rents) of approximately $4.5 million compared to approximately $1.6 million of net reserves recorded in 2021. In addition, during 2022, the Company recognized net reversals of straight-line rent reserves (which do not impact Same Center NOI) of $627,000 compared to straight-line rent net reserves of $209,000 in 2021
•Total gross sales remained flat in 2022 as compared to 2021, while average tenant sales productivity of $445 per square foot for the twelve months ended December 31, 2022 was flat compared to $446 per square foot for the twelve months ended September 30, 2022 and down 4.7% from $467 per square foot for the twelve months ended December 31, 2021. Average tenant sales per square foot in 2022 was impacted by the change in mix of retailers included in the comparable pool as well as retailer expansions that occurred during the year. Compared to the twelve months ended December 31, 2019, average tenant sales increased 11.8% from $398 per square foot
•On a same center basis, average tenant sales per square foot decreased 0.7% compared to the twelve months ended September 30, 2022 and 5.1% compared to the twelve months ended December 31, 2021. Compared to the twelve months ended December 31, 2019, average tenant sales per square foot increased 9.1% on a same center basis
•Lease termination fees for the total portfolio totaled $2.9 million for 2022, including $23,000 for the fourth quarter of 2022, compared to $3.6 million for 2021, including $0.3 million for the fourth quarter of 2021

Same Center NOI is a supplemental non-GAAP financial measure of operating performance. A complete definition of Same Center NOI and a reconciliation to the nearest comparable GAAP measure is included in this release.

Transaction Activity

In May 2022, Tanger broke ground on its new center in Nashville, Tennessee. The center, which will be approximately 290,000 square feet, is expected to open in September of 2023 at an estimated total cost of $142 million to $150 million with a projected stabilized yield of 7.0% to 7.5%. Through December 31, 2022, Tanger had incurred costs of $36.0 million associated with this development.

In December 2022, Tanger sold a non-core center in Blowing Rock, North Carolina for $13.0 million, which resulted in a gain on sale of assets of $3.2 million.

Leasing Activity

For the total portfolio, including the Company’s pro rata share of unconsolidated joint ventures, as of January 31, 2023, Tanger has renewals executed or in process for 41.0% of the space scheduled to expire during 2023 compared to 29.8% of expiring 2022 space as of January 31, 2022.

The following key leasing metrics are presented for the total domestic portfolio, including the Company’s pro rata share of domestic unconsolidated joint ventures.

•Total renewed or re-tenanted leases (including leases for both comparable and non-comparable space) executed during the twelve months ended December 31, 2022 included 447 leases, totaling over 2.1 million square feet
•Blended average rental rates increased 10.1% on a cash basis for leases executed for comparable space during the twelve months ended December 31, 2022, a sequential improvement of 440 basis points. This increase is comprised of re-tenanted rent spreads of 27.9% and renewal rent spreads of 8.6%

Dividend

In January 2023, the Company’s Board of Directors declared a quarterly cash dividend of $0.22 per share, which was paid on February 15, 2023 to holders of record on January 31, 2023.

Balance Sheet and Liquidity

The following balance sheet and liquidity metrics are presented for the total portfolio, including the Company’s pro rata share of unconsolidated joint ventures. As of December 31, 2022:

•Net debt to Adjusted EBITDAre (calculated as net debt divided by Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“Adjusted EBITDAre”)) improved to 5.1x for 2022 from 5.5x for 2021
•Interest coverage ratio (calculated as Adjusted EBITDAre divided by interest expense) improved to 4.7x for 2022 from 4.3x for 2021
•Cash and cash equivalents and short-term investments totaled $273.3 million with full availability on the Company’s $520 million unsecured lines of credit
•Total outstanding debt aggregated $1.6 billion with $109.0 million (principal) of floating rate debt, representing approximately 7% of total debt outstanding and 3% of total enterprise value
•Weighted average interest rate was 3.4% and weighted average term to maturity of outstanding debt, including extension options, was approximately 5.6 years
•Approximately 88% of the total portfolio’s square footage was unencumbered by mortgages
•Funds Available for Distribution (“FAD”) payout ratio was 46% for 2022

Adjusted EBITDAre, Net debt and FAD are supplemental non-GAAP financial measures of operating performance. Definitions of Adjusted EBITDAre, Net debt and FAD and reconciliations to the nearest comparable GAAP measures are included in this release.

Guidance for 2023

Based on the Company’s internal budgeting process and its view on current market conditions, management currently believes the Company’s full year 2023 net income, FFO and Core FFO per share will be as follows:

For the year ending December 31, 2023:
	Low Range	High Range
Estimated diluted net income per share	$0.87	$0.95
Depreciation and amortization of real estate assets - consolidated and the Company’s share of unconsolidated joint ventures	0.94	0.94
Estimated diluted FFO per share	$1.81	$1.89
Reversal of previously expensed compensation related to executive departure	(0.01)	(0.01)
Estimated diluted Core FFO per share	$1.80	$1.88

Tanger’s estimates reflect the following key assumptions (dollars in millions):

For the year ending December 31, 2023:
	Low Range	High Range
Same Center NOI growth - total portfolio at pro rata share	2.0%	4.0%
General and administrative expense, excluding executive departure adjustments	$73	$76
Interest expense	$47	$49
Interest and other income	$5	$7
Annual recurring capital expenditures, renovations and second generation tenant allowances	$50	$60

Weighted average diluted common shares are expected to be approximately 106 million for earnings per share and 111 million for FFO and Core FFO per share. The estimates above do not include the impact of the acquisition or sale of any outparcels, properties or joint venture interests, or any additional financing activity.

Fourth Quarter and Year End 2022 Conference Call

Tanger will host a conference call to discuss its fourth quarter and year end 2022 results for analysts, investors and other interested parties on Wednesday, February 22, 2023, at 8:00 a.m. Eastern Time. To access the conference call, listeners should dial 1-877-605-1702. Alternatively, a live audio webcast of this call will be available to the public on Tanger’s Investor Relations website, investors.tangeroutlets.com. A telephone replay of the call will be available from February 22, 2023 at approximately 11:00 a.m. through March 8, 2023 at 11:59 p.m. by dialing 1-877-660-6853, replay access code #13735349. An online archive of the webcast will also be available through March 8, 2023.

Upcoming Events

The Company is scheduled to participate in the following upcoming events:

•Wells Fargo’s Real Estate Securities Conference held at the InterContinental New York Barclay on February 23, 2023
•Citi’s 2023 Global Property CEO Conference held at the Diplomat Resort & Spa in Hollywood, FL from March 5 through March 8, 2023, including a tour of Tanger Outlets Palm Beach center on March 5 and a CEO Round Table Presentation. Additional details about the presentation, including a live audio webcast, will be available to the public on Tanger’s Investor Relations website, investors.tangeroutlets.com
•BofA’s NYC Retail REIT Headquarter Tour on March 29, 2023

About Tanger Factory Outlet Centers, Inc.

Tanger Factory Outlet Centers, Inc. (NYSE: SKT) is a leading operator of upscale open-air outlet centers that owns (or has an ownership interest in) and/or manages a portfolio of 36 centers with an additional center currently under development. Tanger’s operating properties are located in 20 states and in Canada, totaling approximately 13.9 million square feet, leased to over 2,700 stores operated by more than 600 different brand name companies. The Company has more than 42 years of experience in the outlet industry and is a publicly-traded REIT. Tanger is furnishing a Form 8-K with the Securities and Exchange Commission (“SEC”) that includes a supplemental information package for the quarter ended December 31, 2022. For more information on Tanger Outlet Centers, call 1-800-4TANGER or visit the Company’s website at www.tangeroutlets.com.

Safe Harbor Statement
This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with the safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “forecast” or similar expressions, and include the Company’s expectations regarding future financial results and assumptions underlying that guidance, long-term growth, trends in retail traffic and tenant revenues, development initiatives and strategic partnerships, improvement in operational metrics, renewal trends, new revenue streams, its strategy and value proposition to retailers, uses of capital, liquidity, dividend payments and cash flows.

You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other important factors which are, in some cases, beyond our control and which could materially affect our actual results, performance or achievements. Important factors which may cause actual results to differ materially from current expectations include, but are not limited to: our inability to develop new outlet centers or expand existing outlet centers successfully; risks related to the economic performance and market value of our outlet centers; the relative illiquidity of real property investments; impairment charges affecting our properties; our dispositions of assets may not achieve anticipated results; competition for the acquisition and development of outlet centers, and our inability to complete outlet centers we have identified; environmental regulations affecting our business; risks associated with possible terrorist activity or other acts or threats of violence and threats to public safety; risks related to the impact of the COVID-19 pandemic and macroeconomic conditions, including rising interest rates and inflation, on our tenants and on our business, financial condition, liquidity, results of operations and compliance with debt covenants; our dependence on rental income from real property; our dependence on the results of operations of our retailers and their bankruptcy, early termination or closing could adversely affect us; the fact that certain of our properties are subject to ownership interests held by third parties, whose interests may conflict with ours; risks related to climate change; increased costs and reputational harm associated with the increased focus on environmental, sustainability and social initiatives; risks related to uninsured losses; the risk that consumer, travel, shopping and spending habits may change; risks associated with our Canadian investments; risks associated with attracting and retaining key personnel; risks associated with debt financing; risks associated with our guarantees of debt for, or other support we may provide to, joint venture properties; the effectiveness of our interest rate hedging arrangements; uncertainty relating to the potential phasing out of LIBOR; our potential failure to qualify as a REIT; our legal obligation to make distributions to our shareholders; legislative or regulatory actions that could adversely affect our shareholders, including the recent changes in the U.S. federal income taxation of U.S. businesses; our dependence on distributions from the Operating Partnership to meet our financial obligations, including dividends; the risk of a cyber-attack or an act of cyber-terrorism and other important factors set forth under Item 1A - “Risk Factors” in the Company’s and the Operating

Partnership’s Annual Report on Form 10-K for the year ended December 31, 2022, as may be updated or supplemented in the Company’s Quarterly Reports on Form 10-Q and the Company’s other filings with the SEC. Accordingly, there is no assurance that the Company’s expectations will be realized. The Company disclaims any intention or obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to refer to any further disclosures the Company makes or related subjects in the Company’s Current Reports on Form 8-K that the Company files with the SEC.

Investor Contact Information	Media Contact Information

Doug McDonald	KWT Global
SVP, Finance and Capital Markets	Tanger@kwtglobal.com
336-856-6066
tangerir@tangeroutlets.com

TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2022	2021	2022	2021
Revenues:
Rental revenues	$109,832	$106,210	$421,419	$407,766
Management, leasing and other services	2,297	2,039	7,157	6,411
Other revenues	4,332	3,844	14,037	12,348
Total revenues	116,461	112,093	442,613	426,525
Expenses:
Property operating	38,405	36,989	143,936	140,736
General and administrative	19,366	18,507	71,532	65,817
Impairment charges	—	6,989	—	6,989
Depreciation and amortization	33,996	27,182	111,904	110,008
Total expenses	91,767	89,667	327,372	323,550
Other income (expense):
Interest expense	(12,097)	(11,884)	(46,967)	(52,866)
Loss on early extinguishment of debt	(222)	—	(222)	(47,860)
Gain on sale of assets	3,156	—	3,156	—
Other income (expense) (1)	1,875	1,003	6,029	(1,595)
Total other income (expense)	(7,288)	(10,881)	(38,004)	(102,321)
Income before equity in earnings of unconsolidated joint ventures	17,406	11,545	77,237	654
Equity in earnings of unconsolidated joint ventures	1,799	2,146	8,594	8,904
Net income	19,205	13,691	85,831	9,558
Noncontrolling interests in Operating Partnership	(841)	(605)	(3,768)	(440)
Noncontrolling interests in other consolidated partnerships	—	—	—	—
Net income attributable to Tanger Factory Outlet Centers, Inc.	18,364	13,086	82,063	9,118
Allocation of earnings to participating securities	(226)	(103)	(869)	(804)
Net income available to common shareholders of Tanger Factory Outlet Centers, Inc.	$18,138	$12,983	$81,194	$8,314

Basic earnings per common share:
Net income	$0.17	$0.13	$0.78	$0.08

Diluted earnings per common share:
Net income	$0.17	$0.12	$0.77	$0.08
(1)The year ended December 31, 2022 includes a $2.4 million gain on the sale of the corporate aircraft. The year ended December 31, 2021 includes a $3.6 million charge related to the foreign currency effect of the sale of the Saint-Sauveur, Quebec property by the RioCan joint venture in March 2021.

TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(Unaudited)

	December 31,	December 31,
	2022	2021
Assets
Rental property:
Land	$275,079	$268,269
Buildings, improvements and fixtures	2,553,452	2,532,489
Construction in progress	27,340	—
	2,855,871	2,800,758
Accumulated depreciation	(1,224,962)	(1,145,388)
Total rental property, net	1,630,909	1,655,370
Cash and cash equivalents	212,124	161,255
Short-term investments	52,450	—
Investments in unconsolidated joint ventures	73,809	82,647
Deferred lease costs and other intangibles, net	58,574	73,720
Operating lease right-of-use assets	78,636	79,807
Prepaids and other assets	111,163	104,585
Total assets	$2,217,665	$2,157,384

Liabilities and Equity
Liabilities
Debt:
Senior, unsecured notes, net	$1,037,998	$1,036,181
Unsecured term loan, net	321,525	298,421
Mortgages payable, net	68,971	62,474
Unsecured lines of credit	—	—
Total debt	1,428,494	1,397,076
Accounts payable and accrued expenses	104,741	92,995
Operating lease liabilities	87,528	88,874
Other liabilities	82,968	78,650
Total liabilities	1,703,731	1,657,595
Commitments and contingencies
Equity
Tanger Factory Outlet Centers, Inc.:
Common shares, $0.01 par value, 300,000,000 shares authorized, 104,497,920 and 104,084,734 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	1,045	1,041
Paid in capital	987,192	978,054
Accumulated distributions in excess of net income	(485,557)	(483,409)
Accumulated other comprehensive loss	(11,037)	(17,761)
Equity attributable to Tanger Factory Outlet Centers, Inc.	491,643	477,925
Equity attributable to noncontrolling interests:
Noncontrolling interests in Operating Partnership	22,291	21,864
Noncontrolling interests in other consolidated partnerships	—	—
Total equity	513,934	499,789
Total liabilities and equity	$2,217,665	$2,157,384

TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES
CENTER INFORMATION
(Unaudited)

	December 31,
	2022	2021
Gross Leasable Area Open at End of Period (in thousands):
Consolidated	11,353	11,453
Unconsolidated	2,113	2,113
Pro rata share of unconsolidated	1,056	1,056
Managed	457	—

Total Owned and/or Managed Properties	13,924	13,566
Total Owned Properties including pro rata share of unconsolidated JVs (1)	12,410	12,509

Outlet Centers in Operation at End of Period:
Consolidated	29	30
Unconsolidated	6	6
Managed	1	—
Total Owned and/or Managed Properties	36	36

Ending Occupancy:
Consolidated	96.9%	95.1%
Unconsolidated	98.1%	96.6%
Total Owned Properties including pro rata share of unconsolidated JVs	97.0%	95.3%

Total States Operated in at End of Period	20	20
(1)Amounts may not recalculate due to the effect of rounding.

TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTAL MEASURES (1)
(in thousands, except per share)
(Unaudited)

Below is a reconciliation of Net Income to FFO and Core FFO:

	Three months ended		Year ended
	December 31,		December 31,
	2022	2021	2022	2021
Net income	$19,205	$13,691	$85,831	$9,558
Adjusted for:
Depreciation and amortization of real estate assets - consolidated	33,384	26,592	109,513	107,698
Depreciation and amortization of real estate assets - unconsolidated joint ventures	2,602	2,801	11,018	11,618
Impairment charges - consolidated (2)	—	6,989	—	6,989
Loss on sale of joint venture property, including foreign currency effect (3)	—	—	—	3,704
Gain on sale of assets	(3,156)	—	(3,156)	—
FFO	52,035	50,073	203,206	139,567
Allocation of earnings to participating securities	(413)	(358)	(1,683)	(1,453)
FFO available to common shareholders (4)	$51,622	$49,715	$201,523	$138,114
As further adjusted for:
Compensation related to voluntary retirement plan and other executive severance (5)	—	867	2,447	3,579
Casualty gain	—	(969)	—	(969)
Gain on sale of non-real estate asset (6)	—	—	(2,418)	—
Loss on early extinguishment of debt (7)	222	—	222	47,860
Impact of above adjustments to the allocation of earnings to participating securities	(2)	1	(2)	(224)
Core FFO available to common shareholders (4)	$51,842	$49,614	$201,772	$188,360
FFO available to common shareholders per share - diluted (4)	$0.47	$0.45	$1.83	$1.29
Core FFO available to common shareholders per share - diluted (4)	$0.47	$0.45	$1.83	$1.76

Weighted Average Shares:
Basic weighted average common shares	103,781	103,301	103,687	100,418
Effect of notional units	1,406	935	1,240	809
Effect of outstanding options	730	789	709	752
Diluted weighted average common shares (for earnings per share computations)	105,917	105,025	105,636	101,979
Effect of notional units	—	—	—	—
Effect of outstanding options	—	—	—	—
Exchangeable operating partnership units	4,750	4,775	4,759	4,790
Diluted weighted average common shares (for FFO and Core FFO per share computations) (4)	110,667	109,800	110,395	106,769
(1)Refer to Non-GAAP Definitions beginning on page 14 for definitions of the non-GAAP supplemental measures used in this release.
(2)Includes $563,000 for the three months and year ended December 31, 2021 of impairment loss attributable to the right-of-use asset associated with the ground lease at the Mashantucket (Foxwoods), Connecticut outlet center.
(3)Includes a $3.6 million charge related to the foreign currency effect of the sale of the Saint-Sauveur, Quebec property by the RioCan joint venture in March 2021.
(4)Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.
(5)For the 2022 period, represents executive severance costs. For the 2021 period, includes compensation costs related to a voluntary retirement plan offer that required eligible participants to give notice of acceptance by December 1, 2020 for an effective retirement date of March 31, 2021 and other executive severance costs.
(6)Represents gain on sale of the corporate aircraft.
(7)In 2021, the Company completed the redemption of its 3.875% senior notes due December 2023 ($250.0 million in aggregate principal amount outstanding) and its 3.750% senior notes due 2024 ($250.0 million in aggregate principal outstanding) for a total of $544.9 million in cash. The loss on early extinguishment of debt in 2021 includes make-whole premiums of $44.9 million for the redemptions.

Below is a reconciliation of FFO to FAD (1):

	Three months ended		Year ended
	December 31,		December 31,
	2022	2021	2022	2021
FFO available to common shareholders	$51,622	$49,715	$201,523	$138,114
Adjusted for:
Corporate depreciation excluded above	612	590	2,391	2,310
Amortization of finance costs	1,044	848	3,348	5,308
Amortization of net debt discount	137	109	509	2,140
Amortization of equity-based compensation	3,019	3,150	12,984	12,752
Straight-line rent adjustments	500	836	1,690	1,973
Market rent adjustments	918	142	1,417	293
Second generation tenant allowances and lease incentives (2)	(4,608)	(3,025)	(9,547)	(3,120)
Capital improvements	(12,268)	(6,953)	(22,940)	(13,206)
Adjustments from unconsolidated joint ventures	(251)	(293)	(86)	(1,497)
FAD available to common shareholders (3)	$40,725	$45,119	$191,289	$145,067
Dividends per share	$0.2200	$0.1825	$0.8025	$0.7150
FFO payout ratio	47%	41%	44%	55%
FAD payout ratio	59%	45%	46%	53%
Diluted weighted average common shares (3)	110,667	109,800	110,395	106,769
(1)Refer to page 9 for a reconciliation of net income to FFO available to common shareholders.
(2)In the 2021 periods, second generation tenant allowances are presented net of $3.3 million tenant allowance reversals, which were the result of a lease modification.
(3)Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.

Below is a reconciliation of Net Income to Portfolio NOI and Same Center NOI for the consolidated portfolio and total portfolio at pro rata share:

	Three months ended		Year ended
	December 31,		December 31,
	2022	2021	2022	2021
Net income	$19,205	$13,691	$85,831	$9,558
Adjusted to exclude:
Equity in earnings of unconsolidated joint ventures	(1,799)	(2,146)	(8,594)	(8,904)
Interest expense	12,097	11,884	46,967	52,866
Gain on sale of assets	(3,156)	—	(3,156)	—
Loss on early extinguishment of debt (1)	222	—	222	47,860
Other (income) expense	(1,875)	(1,002)	(6,029)	1,595
Impairment charges	—	6,989	—	6,989
Depreciation and amortization	33,996	27,182	111,904	110,008
Other non-property (income) expenses	357	144	312	165
Corporate general and administrative expenses	19,348	18,555	71,657	66,023
Non-cash adjustments (2)	1,422	989	3,132	2,316
Lease termination fees	(12)	(1)	(2,870)	(2,225)
Portfolio NOI - Consolidated	79,805	76,285	299,376	286,251
Non-same center NOI - Consolidated	(346)	(215)	(1,296)	(2,794)
Same Center NOI - Consolidated (3)	$79,459	$76,070	$298,080	$283,457

Portfolio NOI - Consolidated	$79,805	$76,285	$299,376	$286,251
Pro rata share of unconsolidated joint ventures	6,997	6,484	27,594	25,605
Portfolio NOI - Total portfolio at pro rata share	86,802	82,769	326,970	311,856
Non-same center NOI - Total portfolio at pro rata share	(346)	(532)	(1,296)	(3,125)
Same Center NOI - Total portfolio at pro rata share (3)	$86,456	$82,237	$325,674	$308,731
(1)In 2021, the Company completed the redemption of its 3.875% senior notes due December 2023 ($250.0 million in aggregate principal amount outstanding) and its 3.750% senior notes due 2024 ($250.0 million in aggregate principal outstanding) for a total of $544.9 million in cash. The loss on early extinguishment of debt in 2021 includes make-whole premiums of $44.9 million for the redemptions.
(2)Non-cash items include straight-line rent, above and below market rent amortization, straight-line rent expense on land leases and gains or losses on outparcel sales, as applicable.
(3)Sold outlet centers excluded from Same Center NOI:

Outlet centers sold:
Jeffersonville	January 2021	Consolidated
Saint-Sauveur, Quebec	March 2021	Unconsolidated JV
Blowing Rock	December 2022	Consolidated

Below are reconciliations of Net Income to Adjusted EBITDA, EBITDAre and Adjusted EBITDAre:

	Three months ended		Year ended
	December 31,		December 31,
	2022	2021	2022	2021
Net income	$19,205	$13,691	$85,831	$9,558
Adjusted to exclude:
Interest expense, net	10,111	11,772	43,372	52,426
Income tax expense (benefit)	(48)	2	138	153
Depreciation and amortization	33,996	27,182	111,904	110,008
Impairment charges - consolidated (1)	—	6,989	—	6,989
Loss on sale of joint venture property, including foreign currency effect (2)	—	—	—	3,704
Gain on sale of assets	(3,156)	—	(3,156)	—
Compensation related to voluntary retirement plan and other executive severance (3)	—	867	2,447	3,579
Gain on sale of non-real estate asset (4)	—	—	(2,418)	—
Casualty gain	—	(969)	—	(969)
Loss on early extinguishment of debt (5)	222	—	222	47,860
Adjusted EBITDA	$60,330	$59,534	$238,340	$233,308

	Three months ended		Year ended
	December 31,		December 31,
	2022	2021	2022	2021
Net income	$19,205	$13,691	$85,831	$9,558
Adjusted to exclude:
Interest expense, net	10,111	11,772	43,372	52,426
Income tax expense (benefit)	(48)	2	138	153
Depreciation and amortization	33,996	27,182	111,904	110,008
Impairment charges - consolidated (1)	—	6,989	—	6,989
Loss on sale of joint venture property, including foreign currency effect (2)	—	—	—	3,704
Gain on sale of assets	(3,156)	—	(3,156)	—
Pro rata share of interest expense - unconsolidated joint ventures	4,051	1,457	7,087	5,858
Pro rata share of depreciation and amortization - unconsolidated joint ventures	5,473	2,907	11,018	11,618
EBITDAre	$69,632	$64,000	$256,194	$200,314
Compensation related to voluntary retirement plan and other executive severance (3)	—	867	2,447	3,579
Gain on sale of non-real estate asset (4)	—	—	(2,418)	—
Casualty gain	—	(969)	—	(969)
Loss on early extinguishment of debt (5)	222	—	222	47,860
Adjusted EBITDAre	$69,854	$63,898	$256,445	$250,784
(1)Includes $563,000 for the three months and year ended December 31, 2021 of impairment loss attributable to the right-of-use asset associated with the ground lease at the Mashantucket (Foxwoods), Connecticut outlet center.
(2)Includes a $3.6 million charge related to the foreign currency effect of the sale of the Saint-Sauveur, Quebec property by the RioCan joint venture in March 2021.
(3)For the 2022 period, represents executive severance costs. For the 2021 periods, includes compensation costs related to a voluntary retirement plan offer that required eligible participants to give notice of acceptance by December 1, 2020 for an effective retirement date of March 31, 2021 and other executive severance costs.
(4)Represents gain on sale of the corporate aircraft.
(5)In 2021, the Company completed the redemption of its 3.875% senior notes due December 2023 ($250.0 million in aggregate principal amount outstanding) and its 3.750% senior notes due 2024 ($250.0 million in aggregate principal outstanding) for a total of $544.9 million in cash. The loss on early extinguishment of debt in 2021 includes make-whole premiums of $44.9 million for the redemptions.

Below is a reconciliation of Total Debt to Net Debt for the consolidated portfolio and total portfolio at pro rata share:

	December 31, 2022
	Consolidated	Pro Rata Share of Unconsolidated JVs	Total at Pro Rata Share

Total debt	$1,428,494	$164,505	$1,592,999
Less: Cash and cash equivalents	(212,124)	(8,686)	(220,810)
Less: Short-term investments (1)	(52,450)	—	(52,450)
Net debt	$1,163,920	$155,819	$1,319,739

	December 31, 2021
	Consolidated	Pro Rata Share of Unconsolidated JVs	Total at Pro Rata Share

Total debt	$1,397,076	$164,730	$1,561,806
Less: Cash and cash equivalents	(161,255)	(9,515)	(170,770)
Net debt	$1,235,821	$155,215	$1,391,036
(1)     Represents short-term bank deposits with initial maturities greater than three months and less than or equal to one year

NON-GAAP DEFINITIONS

Funds From Operations

Funds From Operations (“FFO”) is a widely used measure of the operating performance for real estate companies that supplements net income (loss) determined in accordance with generally accepted accounting principles in the United States (“GAAP”). We determine FFO based on the definition set forth by the National Association of Real Estate Investment Trusts (“NAREIT”), of which we are a member. In December 2018, NAREIT issued “NAREIT Funds From Operations White Paper - 2018 Restatement” which clarifies, where necessary, existing guidance and consolidates alerts and policy bulletins into a single document for ease of use. NAREIT defines FFO as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains or losses from sales of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis.

FFO is intended to exclude historical cost depreciation of real estate as required by GAAP which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization of real estate assets, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income (loss).

We present FFO because we consider it an important supplemental measure of our operating performance. In addition, a portion of cash bonus compensation to certain members of management is based on our FFO or Core FFO, which is described in the section below. We believe it is useful for investors to have enhanced transparency into how we evaluate our performance and that of our management. In addition, FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is also widely used by us and others in our industry to evaluate and price potential acquisition candidates. We believe that FFO payout ratio, which represents regular distributions to common shareholders and unit holders of the Operating Partnership expressed as a percentage of FFO, is useful to investors because it facilitates the comparison of dividend coverage between REITs. NAREIT has encouraged its member companies to report their FFO as a supplemental, industry-wide standard measure of REIT operating performance.

FFO has significant limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•FFO does not reflect changes in, or cash requirements for, our working capital needs;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and FFO does not reflect any cash requirements for such replacements; and

•Other companies in our industry may calculate FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, FFO should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or our dividend paying capacity. We compensate for these limitations by relying primarily on our GAAP results and using FFO only as a supplemental measure.

Core FFO

If applicable, we present Core Funds From Operations (“Core FFO”) as a supplemental measure of our performance. We define Core FFO as FFO further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance. These further adjustments are itemized in the table below, if applicable. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Core FFO you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Core FFO should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present Core FFO because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we believe it is useful for investors to have enhanced transparency into how we evaluate management’s performance and the effectiveness of our business strategies. We use Core FFO when certain material, unplanned transactions occur as a factor in evaluating management’s performance and to evaluate the effectiveness of our business strategies, and may use Core FFO when determining incentive compensation.

Core FFO has limitations as an analytical tool. Some of these limitations are:

•Core FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•Core FFO does not reflect changes in, or cash requirements for, our working capital needs;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Core FFO does not reflect any cash requirements for such replacements;

•Core FFO does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•Other companies in our industry may calculate Core FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Core FFO should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Core FFO only as a supplemental measure.

Funds Available for Distribution

Funds Available for Distribution (“FAD”) is a non-GAAP financial measure that we define as FFO (defined as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains or losses from sales of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis), excluding corporate depreciation, amortization of finance costs, amortization of net debt discount (premium), amortization of equity-based compensation, straight-line rent amounts, market rent amounts, second generation tenant allowances and lease incentives, recurring capital improvement expenditures, and our share of the items listed above for our unconsolidated joint ventures. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents regular distributions to common shareholders and unit holders of the Operating Partnership expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

We believe that net income (loss) is the most directly comparable GAAP financial measure to FAD. FAD does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Other companies in our industry may calculate FAD differently than we do, limiting its usefulness as a comparative measure.

Portfolio Net Operating Income and Same Center Net Operating Income

We present portfolio net operating income (“Portfolio NOI”) and same center net operating income (“Same Center NOI”) as supplemental measures of our operating performance. Portfolio NOI represents our property level net operating income which is defined as total operating revenues less property operating expenses and excludes termination fees and non-cash adjustments including straight-line rent, net above and below market rent amortization, impairment charges, loss on early extinguishment of debt and gains or losses on the sale of assets recognized during the periods presented. We define Same Center NOI as Portfolio NOI for the properties that were operational for the entire portion of both comparable reporting periods and which were not acquired, or subject to a material expansion or non-recurring event, such as a natural disaster, during the comparable reporting periods. We present Portfolio NOI and Same Center NOI on both a consolidated and total portfolio, including pro rata share of unconsolidated joint ventures, basis.

We believe Portfolio NOI and Same Center NOI are non-GAAP metrics used by industry analysts, investors and management to measure the operating performance of our properties because they provide performance measures directly related to the revenues and expenses involved in owning and operating real estate assets and provide a perspective not immediately apparent from net income (loss), FFO or Core FFO. Because Same Center NOI excludes properties developed, redeveloped, acquired and sold; as well as non-cash adjustments, gains or losses on the sale of outparcels and termination rents; it highlights operating trends such as occupancy levels, rental rates and operating costs on properties that were operational for both comparable periods. Other REITs may use different methodologies for calculating Portfolio NOI and Same Center NOI, and accordingly, our Portfolio NOI and Same Center NOI may not be comparable to other REITs.

Portfolio NOI and Same Center NOI should not be considered alternatives to net income (loss) or as an indicator of our financial performance since they do not reflect the entire operations of our portfolio, nor do they reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other non-property income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations. Because of these limitations, Portfolio NOI and Same Center NOI should not be viewed in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Portfolio NOI and Same Center NOI only as supplemental measures.

Adjusted EBITDA, EBITDAre and Adjusted EBITDAre

We present Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) as adjusted for items described below (“Adjusted EBITDA”), EBITDA for Real Estate (“EBITDAre”) and Adjusted EBITDAre, all non-GAAP measures, as supplemental measures of our operating performance. Each of these measures is defined as follows:
We define Adjusted EBITDA as net income (loss) computed in accordance with GAAP before net interest expense, income taxes (if applicable), depreciation and amortization, gains and losses on sale of operating properties, joint venture properties, outparcels and other assets, impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate, compensation related to voluntary retirement plan and other executive severance, gain on sale of non-real estate asset, casualty gains and losses, gains and losses on extinguishment of debt, net and other items that we do not consider indicative of the Company’s ongoing operating performance.
We determine EBITDAre based on the definition set forth by NAREIT, which is defined as net income (loss) computed in accordance with GAAP before net interest expense, income taxes (if applicable), depreciation and amortization, gains and losses on sale of operating properties, gains and losses on change of control and impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate and after adjustments to reflect our share of the EBITDAre of unconsolidated joint ventures.
Adjusted EBITDAre is defined as EBITDAre excluding gains and losses on extinguishment of debt, net, compensation related to voluntary retirement plan and other executive severance, gain on sale of non-real estate asset, casualty gains and losses, gains and losses on sale of outparcels, and other items that that we do not consider indicative of the Company's ongoing operating performance.
We present Adjusted EBITDA, EBITDAre and Adjusted EBITDAre as we believe they are useful for investors, creditors and rating agencies as they provide additional performance measures that are independent of a Company’s existing capital structure to facilitate the evaluation and comparison of the Company’s operating performance to other REITs and provide a more consistent metric for comparing the operating performance of the Company’s real estate between periods.
Adjusted EBITDA, EBITDAre and Adjusted EBITDAre have significant limitations as analytical tools, including:
•They do not reflect our net interest expense;

•They do not reflect gains or losses on sales of operating properties or impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate;

•Adjusted EBITDA and Adjusted EBITDAre do not reflect gains and losses on extinguishment of debt and other items that may affect operations; and

•Other companies in our industry may calculate these measures differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA, EBITDAre and Adjusted EBITDAre should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA, EBITDAre and Adjusted EBITDAre only as supplemental measures.

Net Debt

We define Net Debt as Total Debt less Cash and Cash Equivalents and Short-Term Investments and present this metric for both the consolidated portfolio and for the total portfolio, including the consolidated portfolio and the Company’s pro rata share of unconsolidated joint ventures. Net debt is a component of the Net debt to Adjusted EBITDA ratio, which is defined as Net debt for the respective portfolio divided by Adjusted EBITDA (consolidated portfolio) or Adjusted EBITDAre (total portfolio at pro rata share). We use the Net debt to Adjusted EBITDA and the Net debt to Adjusted EBITDAre ratios to evaluate the Company's leverage. We believe this measure is an important indicator of the Company's ability to service its long-term debt obligations.